EXHIBIT 23.1




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-50326, No. 333-38143, No. 033-59898, and No. 033-38138)
pertaining to the Investment Incentive Plan of Fremont General Corporation of our report dated August 7, 2007, with respect to the financial statements and supplemental schedules of the Fremont General Corporation and Affiliated Companies Investment Incentive Plan included in this Amendment No. 1 to the Annual Report on Form 11-K/A for the year ended December 31, 2006 filed with the Securities and Exchange Commission.


                                                        /s/ ARMANINO MCKENNA LLP


San Ramon, California
August 8, 2007